UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 29, 2010 (June 25, 2010)

US DATAWORKS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-15835	84-1290152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Sugar Creek Blvd., 5th Floor Sugar Land, Texas	77478
(Address of principal executive offices)	(Zip Code)

(281) 504-8000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Internal Review

On June 25, 2010, the Company’s Audit Committee concluded that the Company’s previously filed financial statements for the Company’s fiscal years ended March 31, 2007, 2008 and 2009 could no longer be relied upon because of certain errors in such financial statements related to the Company’s accounting for stock option expense.  Specifically, the error occurred because we used a three-year life rather than a ten-year life in the expense calculations for options granted during those time periods.  To correct these errors, the Company has restated these financial statements as reflected in Note 10 to the financial statements contained in the Company’s Annual Report on Form 10-K for the year ended March 31, 2010 filed with the Commission on June 29, 2010.  On June 25, 2010, the Audit Committee discussed these matters with the Company’s independent registered public accounting firm, Ham, Langston & Brezina, LLP (“HL&B”), at which time HL&B concurred with the Audit Committee’s conclusion.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 29, 2010

US DATAWORKS, INC.
By:	/s/ Charles E. Ramey
Charles E. Ramey Chief Executive Officer